Exhibit 99.1

IRON SPARK I INC.

BALANCE SHEET

JUNE 11, 2021

	June 11, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$1,820,032	$—		$1,820,032
Prepaid expenses and other current assets	21,358	—		21,358
Total current assets	1,841,390	—		1,841,390

Cash held in Trust Account	156,000,000	16,800,000	(a)	173,472,000
		1,008,000	(b)
		(336,000)	(c)
TOTAL ASSETS	$157,841,390	$17,472,000		$175,313,390

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,158	$—		$3,158
Accrued offering costs	206,363	—		206,363
Due to related parties	155,463	—		155,463
Total current liabilities	364,984	—		364,984

Deferred underwriting fee payable	5,250,000	588,000	(d)	5,838,000
Total Liabilities	5,614,984	588,000		6,202,984

Commitments (see Note 6)
Class A common stock subject to possible redemption, 14,722,640 and 16,411,040 shares at redemption value, actual and as adjusted, respectively	147,226,400	16,884,000	(e)	164,110,400

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—		—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 227,360 and 1,459,760 shares issued and outstanding, actual and as adjusted, respectively	28	168	(a)	37
		10	(b)
		(169)	(e)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding(1)	431	—		431
Additional paid-in capital	5,108,672	16,799,832	(a)	5,108,663
		1,007,990	(b)
		(336,000)	(c)
		(588,000)	(d)
		(16,883,831)	(e)
Accumulated deficit	(109,125)	—		(109,125)
Total Stockholders' Equity	5,000,006	—		5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$157,841,390	$17,472,000		$175,313,390

(1) Includes up to 562,500 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The underwriters partially exercised their over-allotment option on June 16, 2021; thus, only 142,500 Class B common stock remain subject to forfeiture.

IRON SPARK I INC.

BALANCE SHEET

JUNE 11, 2021

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Iron Spark I Inc. (the “Company”) as of June 11, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on June 16, 2021 as described below.

On June 11, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 15,000,000 shares of Class A common stock (the “Public Shares”). The Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to the Company of $150,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,090,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to Iron Spark I LLC (the “Sponsor”), generating gross proceeds of $10,900,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Shares to cover over-allotments, if any. On June 16, 2021, the Underwriters purchased an additional 1,680,000 Shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000, and incurred $336,000 in cash underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 100,800 shares (the "Over-Allotment Private Placement Shares") at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.

Upon closing of the Initial Public Offering, the sale of the Over-Allotment Private Placement Shares and the sale of the Over-Allotment Shares, a total of $173,472,000 ($10.40 per Public Share) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 562,500 shares of Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. As a result of the underwriters' partial exercise of the over-allotment option, 420,000 Founders Shares are no longer subject to forfeiture; thus, only 142,500 Founder Shares remain subject to forfeiture.

IRON SPARK I INC.

BALANCE SHEET

JUNE 11, 2021

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro forma entries
a.	Cash held in trust account	$16,800,000
	Class A common stock		$168
	Additional paid-in capital		$16,799,832
	To record sale of 1,680,000 Over-allotment Shares at $10.00 per share

b.	Cash held in trust account	$1,008,000
	Class A common stock		$10
	Additional paid-in capital		$1,007,990
	To record sale of 100,800 Over-allotment Private Placement Shares at $10.00 per share

c.	Additional paid-in capital	$336,000
	Cash held in Trust Account		$336,000
	To record payment of cash underwriting fee

d.	Additional paid-in capital	$588,000
	Deferred underwriting fee payable		$588,000
	To record additional deferred underwriters’ fee arising from the sale of Over-allotment Shares

e.	Class A common stock	$169
	Additional paid-in capital	$16,883,831
	Class A common stock subject to redemption		$16,884,000
	To record Class A common stock subject to redemption